Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Berry Global Group, Inc. 2015 Long-Term Incentive Plan of Amcor plc of our report dated November 26, 2024 (except for Note 2, as to which the date is April 29, 2025), with respect to the consolidated financial statements of Berry Global Group, Inc. included in Amcor plc’s Current Report on Form 8-K dated April 29, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

May 7, 2025